EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2023 SECOND QUARTER RESULTS
Strong Gross Margin and Good Expense Control Drive Higher Than Expected Profitability;
Experiencing Stable Demand in Q3

LIVERMORE, Calif. — August 2, 2023 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2023 ended July 1, 2023. Quarterly revenues were $155.9 million, a decrease of 6.9% compared to $167.4 million in the first quarter of fiscal 2023, and a decrease of 23.5% from $203.9 million in the second quarter of fiscal 2022.

•Higher than expected gross margin and good operating expense control produced non-GAAP EPS at the top end of the range despite revenue below the outlook range due to shipment pushouts.
•Continued strong Systems segment results, with revenue at near-record levels.
•Adoption of generative Artificial Intelligence technologies driving strong demand for DDR5 and High Bandwidth Memory probe cards.

“As we navigate the current cyclical downturn, we continue to benefit from FormFactor’s diversification strategy and broad Lab-to-Fab product portfolio, which differentiate us from our direct competitors,” said Mike Slessor, CEO of FormFactor, Inc. “We are carefully balancing short-term results and long-term investments, with disciplined cost control that maximizes quarterly profitability and protects our strong balance sheet. These investments are designed to produce market-share gains and above-industry revenue and profit growth when we emerge from the current cyclical trough.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2023 was $0.8 million, or $0.01 per fully-diluted share, compared to net income for the first quarter of fiscal 2023 of $1.3 million, or $0.02 per fully-diluted share, and net income for the second quarter of fiscal 2022 of $30.2 million, or $0.38 per fully-diluted share. Gross margin for the second quarter of fiscal 2023 was 38.7%, compared with 36.5% in the first quarter of fiscal 2023, and 46.3% in the second quarter of fiscal 2022.

On a non-GAAP basis, net income for the second quarter of fiscal 2023 was $11.2 million, or $0.14 per fully-diluted share, compared to net income for the first quarter of fiscal 2023 of $12.5 million, or $0.16 per fully-diluted share, and net income for the second quarter of fiscal 2022 of $36.8 million, or $0.46 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of fiscal 2023 was 40.6%, compared with 38.4% in the first quarter of fiscal 2023, and 47.4% in the second quarter of fiscal 2022.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the second quarter of fiscal 2023 was $22.5 million, compared to $12.3 million for the first quarter of fiscal 2023, and $42.6 million for the second quarter of fiscal 2022. Free cash flow for the second quarter of fiscal 2023 was $2.1 million, compared to free cash flow for the first quarter of fiscal 2023 of negative $7.3 million, and free cash flow for the second quarter of 2022 of $28.3 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the short-term, we continue to operate in an overall demand environment that remains relatively steady, as is evident from our third-quarter outlook, and are encouraged by the stabilization of demand across our diversified product and technology portfolio.”

For the third quarter ending September 30, 2023, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$167 million +/- $5 million	—	$167 million +/- $5 million
Gross Margin	38% +/- 1.5%	$3 million	40% +/- 1.5%
Net income (loss) per diluted share	$0.05 +/- $0.04	$0.12	$0.17 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles, inventory, and fixed asset fair value adjustments due to acquisitions, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended July 1, 2023, and for outlook provided before, as well as for the comparable periods of fiscal 2022, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics, military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, such as the recent US-China restrictions, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Revenues	$155,916	$167,448	$203,907	$323,364	$401,081
Cost of revenues	95,633	106,370	109,538	202,003	212,488
Gross profit	60,283	61,078	94,369	121,361	188,593
Operating expenses:
Research and development	28,340	28,245	28,317	56,585	55,451
Selling, general and administrative	33,255	32,742	33,406	65,997	66,312
Total operating expenses	61,595	60,987	61,723	122,582	121,763
Operating income (loss)	(1,312)	91	32,646	(1,221)	66,830
Interest income, net	1,482	1,276	181	2,758	127
Other income, net	450	23	551	473	743
Income before income taxes	620	1,390	33,378	2,010	67,700
Provision (benefit) for income taxes	(208)	48	3,136	(160)	7,586
Net income	$828	$1,342	$30,242	$2,170	$60,114
Net income per share:
Basic	$0.01	$0.02	$0.39	$0.03	$0.77
Diluted	$0.01	$0.02	$0.38	$0.03	$0.76
Weighted-average number of shares used in per share calculations:
Basic	77,159	77,066	77,897	77,112	78,071
Diluted	77,616	77,255	79,210	77,450	79,423

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
GAAP Gross Profit	$60,283	$61,078	$94,369	$121,361	$188,593
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,106	1,356	1,139	2,462	2,307
Stock-based compensation	1,515	1,910	734	3,425	1,812
Restructuring charges	332	25	454	357	593
Non-GAAP Gross Profit	$63,236	$64,369	$96,696	$127,605	$193,305

GAAP Gross Margin	38.7%	36.5%	46.3%	37.5%	47.0%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.7%	0.8%	0.5%	0.8%	0.6%
Stock-based compensation	1.0%	1.1%	0.4%	1.1%	0.5%
Restructuring charges	0.2%	—%	0.2%	0.1%	0.1%
Non-GAAP Gross Margin	40.6%	38.4%	47.4%	39.5%	48.2%

GAAP operating expenses	$61,595	$60,987	$61,723	$122,582	$121,763
Adjustments:
Amortization of intangibles	(1,550)	(1,547)	(1,526)	(3,097)	(3,087)
Stock-based compensation	(7,689)	(7,380)	(5,624)	(15,069)	(12,066)
Restructuring charges	(286)	(897)	(127)	(1,183)	(301)
Non-GAAP operating expenses	$52,070	$51,163	$54,446	$103,233	$106,309

GAAP operating income (loss)	$(1,312)	$91	$32,646	$(1,221)	$66,830
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,656	2,903	2,665	5,559	5,394
Stock-based compensation	9,204	9,290	6,358	18,494	13,878
Restructuring charges	618	922	581	1,540	894
Non-GAAP operating income	$11,166	$13,206	$42,250	$24,372	$86,996

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
GAAP net income	$828	$1,342	$30,242	$2,170	$60,114
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,656	2,903	2,665	5,559	5,394
Stock-based compensation	9,204	9,290	6,358	18,494	13,878
Restructuring charges	618	922	581	1,540	894
Income tax effect of non-GAAP adjustments	(2,068)	(1,965)	(3,071)	(4,033)	(4,796)
Non-GAAP net income	$11,238	$12,492	$36,775	$23,730	$75,484

GAAP net income per share:
Basic	$0.01	$0.02	$0.39	$0.03	$0.77
Diluted	$0.01	$0.02	$0.38	$0.03	$0.76

Non-GAAP net income per share:
Basic	$0.15	$0.16	$0.47	$0.31	$0.97
Diluted	$0.14	$0.16	$0.46	$0.31	$0.95

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2023	June 25, 2022
Cash flows from operating activities:
Net income	$2,170	$60,114
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,121	14,146
Amortization	4,766	4,702
Stock-based compensation expense	18,494	13,878
Provision for excess and obsolete inventories	8,628	4,726
Other activity impacting operating cash flows	(14,398)	(10,765)
Net cash provided by operating activities	34,781	86,801
Cash flows from investing activities:
Acquisition of property, plant and equipment	(40,177)	(30,116)
Acquisition of business	—	(3,121)
Purchase of promissory note receivable	—	(1,000)
Purchases of marketable securities, net	(8,287)	(6,874)
Net cash used in investing activities	(48,464)	(41,111)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(54,328)
Proceeds from issuances of common stock	5,024	5,687
Tax withholdings related to net share settlements of equity awards	(456)	(4,243)
Principal repayments on term loans	(519)	(4,379)
Net cash provided by (used in) financing activities	4,049	(57,263)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,958)	(3,470)
Net decrease in cash, cash equivalents and restricted cash	(11,592)	(15,043)
Cash, cash equivalents and restricted cash, beginning of period	112,982	155,342
Cash, cash equivalents and restricted cash, end of period	$101,390	$140,299

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO
NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net cash provided by operating activities	$22,472	$12,309	$42,646	$34,781	$86,801
Adjustments:
Cash paid for interest	106	106	131	212	294
Capital expenditures	(20,476)	(19,701)	(14,510)	(40,177)	(30,116)
Free cash flow	$2,102	$(7,286)	$28,267	$(5,184)	$56,979

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 1, 2023	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$97,981	$112,360	$109,130
Marketable securities	138,943	123,891	129,006
Accounts receivable, net of allowance for credit losses	94,013	103,969	88,143
Inventories, net	120,298	116,553	123,157
Restricted cash	1,144	1,207	1,221
Prepaid expenses and other current assets	25,876	22,941	23,895
Total current assets	478,255	480,921	474,552
Restricted cash	2,265	2,287	2,631
Operating lease, right-of-use-assets	31,001	30,420	31,362
Property, plant and equipment, net of accumulated depreciation	204,577	198,232	189,848
Goodwill	211,929	211,773	211,444
Intangibles, net	22,149	24,486	26,751
Deferred tax assets	71,172	67,951	67,646
Other assets	3,790	3,686	3,994
Total assets	$1,025,138	$1,019,756	$1,008,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,770	$63,756	$69,308
Accrued liabilities	31,413	31,981	42,115
Current portion of term loan, net of unamortized issuance costs	1,150	1,142	1,045
Deferred revenue	19,899	23,779	29,846
Operating lease liabilities	7,871	7,512	7,353
Total current liabilities	124,103	128,170	149,667
Term loan, less current portion, net of unamortized issuance costs	13,765	14,034	14,389
Deferred tax liabilities	2,704	2,905	2,732
Long-term operating lease liabilities	26,458	26,407	27,587
Deferred grant	18,000	18,000	—
Other liabilities	5,845	5,868	5,568
Total liabilities	190,875	195,384	199,943

Stockholders’ equity:
Common stock	77	77	77
Additional paid-in capital	867,517	858,195	844,842
Accumulated other comprehensive loss	(4,445)	(4,186)	(5,578)
Accumulated deficit	(28,886)	(29,714)	(31,056)
Total stockholders’ equity	834,263	824,372	808,285
Total liabilities and stockholders’ equity	$1,025,138	$1,019,756	$1,008,228

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income (loss) to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income (loss) in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F